Exhibit 24

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Aluminum Company of America (the "Company") hereby constitutes and appoints JAN H. M. HOMMEN, HOWARD W. BURDETT, EARNEST J. EDWARDS and BARBARA S. JEREMIAH, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the Long Term Stock Incentive Plan of the Company or any successor plan, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned Directors of the Company in the capacity of Director thereof to any registration statement to be filed with the Securities and Exchange Commission in respect of said Plan or successor plan and shares of common stock, or either of them, to any and all pre-effective amendments, post-effective amend-ments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effec-tive amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents on the date set opposite his or her name below.


/S/Kenneth W. Dam     1/13/95    /s/Sir Arvi Parbo      1/13/95
Kenneth W. Dam                     Sir Arvi Parbo


/s/John P. Diesel     1/13/95    /s/Henry B. Schacht    1/13/95
John P. Diesel                     Henry B. Schacht


/s/Joseph T. Gorman   1/13/95    /s/Forrest N. Shumway  1/13/95
Joseph T. Gorman                   Forrest N. Shumway


/s/Judith M. Gueron   1/13/95    /s/Franklin A. Thomas  1/13/95
Judith M. Gueron                   Franklin A. Thomas


/s/Ronnie C. Hampel   1/13/95    /s/Marina v.N. Whitman 1/13/95
Ronnie C. Hampel                   Marina v.N. Whitman


/s/John P. Mulroney   1/13/95
John P. Mulroney